EXHIBIT 99.1

Callon Petroleum Company Reports Second Quarter 2012 Financial Results And Updated Capital Budget

Natchez, MS (August 8, 2012) - Callon Petroleum Company (NYSE: CPE) (“Callon” or the “Company”) today reported results of operations for the three-month period ended June 30, 2012.
The Company highlighted the recent financial and operational results:

•	Reported second quarter revenue of $25.4 million, net income of $0.09 per diluted share and discretionary cash flow, a non-GAAP financial measure, of $0.31 per diluted share.

•
Achieved second quarter net daily production of 4,107 barrels of oil equivalent per day (“Boepd”), comprised of 60% oil and 40% natural gas and natural gas liquids, and a current net production rate of approximately 4,700 Boepd, including approximately 2,100 Boepd from Permian operations.

•	Raised the 2012 capital expenditure budget by $13.5 million to $152.5 million to advance horizontal drilling plans and acquire additional acreage in the Midland Basin.

•
Increased the Company's Permian acreage position to 28,416 total net acres, an increase of 200% from year-end 2011, comprised of 11,214 net acres in the Southern Midland Basin and 17,202 net acres in the Northern Midland Basin.

Fred Callon, Chairman and CEO said: "We are pleased that our production in the second quarter was within the range of our guidance despite the impact of scheduled downtime at our Medusa deepwater field. In addition, our Permian production reached a record 2,100 Boepd in July.”
"We view the Permian Basin as our core growth area for years to come. The encouraging results from our first horizontal Wolfcamp B well, which had an initial production rate of 827 Boepd, and our second horizontal Wolfcamp B well to be completed in the next few weeks, represent important initial steps towards continuing to increase our onshore production growth in the future. Moreover, our expanded leasehold position gives us a multi-year inventory of drilling opportunities, and, as operator of all of our Permian acreage, we control the timing and pace of development.”
Summary Financial Results
Operating Revenues. Operating revenues for the three months ended June 30, 2012 include oil and natural gas sales of $25.4 million from average production of 4,107 Boepd. These results compare with oil and natural gas sales of $36.8 million from average production of 5,564 Boe/d during the comparable 2011 period. The average price realized per barrel of oil (“Bbl”) in the second quarter of 2012 decreased to $98.78, compared to $105.75 during the same period in 2011. Our oil price realizations exceeded NYMEX prices by $5.29 per Bbl in the second quarter of 2012 due to hedging impacts and the premium received on our offshore production, partially offset by Permian Basin differentials. The average price realized per thousand cubic feet of natural gas in the second quarter of 2012 was $3.65 compared to $5.58 during the second quarter of 2011. Our natural gas price realizations on a million British thermal unit equivalent basis exceeded the related NYMEX prices by 55% in the second quarter of 2012 primarily due to the value of the NGLs in our natural gas stream from our Permian Basin and offshore production. On a combined hydrocarbon equivalent basis, Callon received $67.85 per barrel of oil equivalent produced for the second quarter of 2012.
Lease Operating Expenses. Lease operating expenses including severance taxes (“LOE”) increased by $0.5 million to $5.8 million for the three-month period ended June 30, 2012 compared to $5.3 million for the same period in 2011. The increase was primarily due to $1.0 million related to the significant growth in the number of wells producing in the Permian Basin and $0.3 million associated with a remediation operation on the George R. Mills Well No. 1H well in the Haynesville shale. The increase was partially offset by a $0.8 million decline in LOE for our deepwater properties.
Net Income. For the three months ended June 30, 2012, the Company reported net income and fully diluted earnings per share of $3.8 million and $0.09, respectively, compared to net income and diluted earnings per share of $19.9 million and $0.50, respectively for the same period of 2011. Excluding the after-tax gains related to the early extinguishment of debt and mark-to-market derivative positions, Callon reported net income of $0.4 million and diluted earnings per share of $0.01 for the second quarter of 2012.
Discretionary Cash Flow. Discretionary cash flow for the three months ended June 30, 2012 totaled $12.3 million compared to $24.2 million during the comparable prior year period. Net cash flow provided by operating activities, as defined by U.S. GAAP, was $17.1 million for the three months ended June 30, 2012, and $17.5 million the comparable prior year period. (See

“Non-GAAP Financial Measures” that follows and the accompanying reconciliation of discretionary cash flow, a non-GAAP measure, to net cash flow provided by operating activities.)
Capital Expenditures. Callon's total capital expenditures for the six months ended June 30, 2012 were $72.5 million and included the following amounts (in millions):

Southern Midland Basin	$46.6
Northern Midland Basin	1.7
Leasehold acquisitions	17.0
Gulf of Mexico	0.7
Capitalized general and administrative and interest expenses	6.5
Total capital expenditures	$72.5

The following table summarizes drilled and completed wells through June 30, 2012:

	Drilling		Completion
	Gross	Net	Gross	Net
Southern Midland Basin vertical wells	12	9	17	13.8
Southern Midland Basin horizontal wells	1	0.8	1	0.8
Total	13	9.8	18	14.6

Liquidity. At June 30, 2012, the Company's total liquidity position was $50.1 million comprised of a cash balance of $0.1 million and borrowing availability of $50 million under its Fourth Amended and Restated Senior Secured Credit Agreement which became effective on June 20, 2012.
Revised Capital Budget
Callon's Board of Directors recently approved a revised 2012 capital budget of $152.5 million, a 10% increase over the previous budget of $139.0 million. The increase is predominately related to horizontal drilling initiatives in the Permian Basin, including the following items:

•	Expanded infrastructure and facilities to support horizontal drilling efforts in Upton and Borden counties: $4 million.

•	Increased expenditures on new acreage and seismic initiatives in both the Southern and northern Midland Basin: $6 million.
Of the $152.5 million capital budget for the calendar year 2012, 80% is allocated to onshore drilling and development activity, and new acreage initiatives in the Permian Basin.  Major components of this portion of the budget include:

•	Drilling an estimated 24 gross wells, including six horizontal wells, 17 vertical wells and one salt water disposal well.

•	Establishing infrastructure and facilities to support our horizontal drilling efforts.

•	Acquiring additional leasehold positions, including previously announced acquisitions in Borden and Reagan Counties in Texas.

•	Performing geologic and geophysical work in the Permian Basin.
The planned Habanero #2 sidetrack well accounts for approximately 10% of the capital budget with the remainder of the capital budget allocated to planned Gulf of Mexico activity and capitalized expenses.
Callon expects the capital budget to be funded from a combination of current cash balances, bank borrowing capacity and cash flow from operations, including the impact of existing hedge transactions.
Second Quarter 2012 Conference Call
A conference call to discuss this release has been scheduled for Thursday, August 9, 2012 at 10:00 am CDT. The telephone number to access the conference call is 1-877-317-6789 (toll-free). The conference call will also be webcast live on the Internet, and can be accessed by accessing Callon's website at www.callon.com in the "Investors" section of the website. A

Q&A period will follow.
An archive of the conference call webcast will also be available at www.callon.com in the "Investors” section of the website.
Non-GAAP Financial Measures. This news release refers to non-GAAP financial measures as “discretionary cash flow”. Callon believes that the non-GAAP measure of discretionary cash flow is useful as an indicator of an oil and gas exploration and production company`s ability to internally fund exploration and development activities and to service or incur additional debt. The Company also has included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred.
Reconciliation of Non-GAAP Financial Measures:
The following table reconciles discretionary cash flow to net cash flow provided by operating activities (in thousands):

	Six-Months Ended June 30,			Three-Months Ended June 30,
	2,012	2,011	Change	2,012	2,011	Change
Discretionary cash flow	$25,636	$37,006	$(11,370)	$12,331	$24,237	$(11,906)
Net working capital changes and other changes	1,805	(6,048)	7,853	4,760	(6,736)	11,496
Net cash flow provided by (used in) operating activities	$27,441	$30,958	$(3,517)	$17,091	$17,501	$(410)

Other Financial and Operational Tables:

	Three Months Ended June 30,
	2012	2011	Change	% Change
Net production:
Crude oil (MBbls)	223	275	(52)	(19)%
Natural gas (MMcf)	902	1,388	(486)	(35)%
Total production (Mboe)	374	506	(132)	(26)%
Average daily production (MBoe)	4.1	5.6	(1.5)	(26)%

Average realized sales price (a):
Crude oil (Bbl)	$98.78	$105.75	$(6.97)	(7)%
Natural gas (Mcf)	$3.65	$5.58	$(1.93)	(35)%
Total on an equivalent basis (Boe)	$67.85	$72.75	$(4.90)	(7)%

Crude oil and natural gas revenues (in thousands):
Crude oil revenue	$22,073	$29,087	$(7,014)	(24)%
Natural gas revenue	3,287	7,747	(4,460)	(58)%
Total	$25,360	$36,834	$(11,473)	(31)%

Additional per Boe data:
Sales price	$67.85	$72.75	$(4.90)	(7)%
Lease operating expense	15.57	10.47	5.10	49%
Operating margin	$52.28	$62.28	$(10.00)	(16)%

Other expenses per Boe:
Depletion, depreciation and amortization	$31.69	$25.58	$6.11	24%
General and administrative	11.70	7.50	4.20	56%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price:

Average NYMEX price per barrel of crude oil	$93.49	$102.56	$(9.07)	(9)%
Basis differential and quality adjustments	3.68	5.50	(1.82)	(33)%
Transportation	(0.68)	(1.04)	0.36	(35)%
Hedging	2.29	(1.27)	3.56	(280)%
Average realized price per barrel of crude oil	$98.78	$105.75	$(6.97)	(7)%

Average NYMEX price per million British thermal units (“MMBtu”)	$2.35	$4.37	$(2.02)	(46)%
Basis differential, quality and Btu adjustments	1.30	1.21	0.09	7%
Hedging	—	—	—	—%
Average realized price per Mcf of natural gas	$3.65	$5.58	$(1.93)	(35)%

	Six Months Ended June 30,
	2012	2011	Change	% Change
Net production:
Crude oil (MBbls)	465	476	(11)	(2)%
Natural gas (MMcf)	1,806	2,730	(924)	(34)%
Total production (Mboe)	766	931	(165)	(18)%
Average daily production (MBoe)	4.2	5.1	(0.9)	(18)%

Average realized sales price (a):
Crude oil (Bbl)	$102.86	$100.71	$2.15	2%
Natural gas (Mcf)	$3.78	$5.27	$(1.49)	(28)%
Total on an equivalent basis (Boe)	$71.36	$66.93	$4.43	7%

Crude oil and natural gas revenues (in thousands):
Crude oil revenue	$47,822	$47,891	$(69)	—%
Natural gas revenue	6,833	14,392	(7,559)	(53)%
Total	$54,655	$62,283	$(7,628)	(12)%

Additional per Boe data:
Sales price	$71.36	$66.93	$4.43	7%
Lease operating expense	19.07	11.12	7.95	71%
Operating margin	$52.29	$55.81	$(3.52)	(6)%

Other expenses per Boe:
Depletion, depreciation and amortization	$31.38	$24.43	$6.95	28%
General and administrative	12.28	8.62	3.66	42%

(a) Below is a reconciliation of the average NYMEX price to the average realized sales price:

Average NYMEX price per barrel of crude oil	$98.21	$98.34	$(0.13)	—%
Basis differential and quality adjustments	4.33	4.48	(0.15)	(3)%
Transportation	(0.78)	(1.17)	0.39	(33)%
Hedging	1.10	(0.94)	2.04	(217)%
Average realized price per barrel of crude oil	$102.86	$100.71	$2.15	2%

Average NYMEX price per million British thermal units (“MMBtu”)	$2.43	$4.29	$(1.86)	(43)%
Basis differential, quality and Btu adjustments	1.35	0.98	0.37	38%
Hedging	—	—	—	—%
Average realized price per Mcf of natural gas	$3.78	$5.27	$(1.49)	(28)%

Callon Petroleum Company
Consolidated Balance Sheets
(in thousands, except par value per share data)

	June 30, 2012	December 31, 2011
ASSETS	Unaudited
Current assets:
Cash and cash equivalents	$113	$43,795
Accounts receivable	17,247	15,181
Fair market value of derivatives	4,645	2,499
Other current assets	1,538	1,601
Total current assets	23,543	63,076
Oil and natural gas properties, full-cost accounting method:
Evaluated properties	1,472,497	1,421,640
Less accumulated depreciation, depletion and amortization	(1,232,364)	(1,208,331)
Net oil and natural gas properties	240,133	213,309
Unevaluated properties excluded from amortization	22,451	2,603
Total oil and natural gas properties	262,584	215,912

Other property and equipment, net	12,506	10,512
Restricted investments	3,792	3,790
Investment in Medusa Spar LLC	9,027	9,956
Deferred tax asset	63,965	65,743
Other assets, net	3,195	718
Total assets	$378,612	$369,707

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$32,997	$26,057
Asset retirement obligations	997	1,260
Total current liabilities	33,994	27,317
13% Senior Notes:
Principal outstanding	96,961	106,961
Deferred credit, net of accumulated amortization of $16,253 and $13,123, respectively	15,254	18,384
Total 13% Senior Notes	112,215	125,345

Senior secured revolving credit facility	10,000	—
Asset retirement obligations	12,784	12,678
Other long-term liabilities	2,397	3,165
Total liabilities	171,390	168,505
Stockholders' equity:
Preferred Stock, $0.01 par value, 2,500 shares authorized;	—	—
Common stock, $0.01 par value, 60,000 shares authorized; 39,472 and 39,398 shares outstanding at June 30, 2012 and December 31, 2011, respectively	395	394
Capital in excess of par value	326,281	324,474
Other comprehensive income	1,547	1,624
Retained deficit	(121,001)	(125,290)
Total stockholders' equity	207,222	201,202
Total liabilities and stockholders' equity	$378,612	$369,707

Callon Petroleum Company
Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating revenues:
Crude oil revenues	$22,073	$29,087	$47,822	$47,891
Natural gas revenues	3,287	7,747	6,833	14,392
Total oil and natural gas revenues	25,360	36,834	54,655	62,283

Operating expenses:
Lease operating expenses	5,821	5,299	14,606	10,344
Depreciation, depletion and amortization	11,844	12,952	24,033	22,728
General and administrative	4,374	3,799	9,405	8,023
Accretion expense	562	583	1,135	1,198
Total operating expenses	22,601	22,633	49,179	42,293

Income from operations	2,759	14,201	5,476	19,990

Other (income) expenses:
Interest expense	2,384	2,698	4,961	6,190
Gain on early extinguishment of debt	(1,366)	—	(1,366)	(1,942)
Gain on acquired assets	—	(4,979)	—	(4,979)
Unrealized gain on mark-to-market derivative instruments, net	(3,505)	—	(3,575)	—
Other income	(157)	(425)	(461)	(253)
Total other (income) expenses	(2,644)	(2,706)	(441)	(984)

Income before income taxes	5,403	16,907	5,917	20,974
Income tax expense (benefit)	1,610	(2,681)	1,754	(2,681)
Income before equity in earnings of Medusa Spar LLC	3,793	19,588	4,163	23,655
Equity in earnings of Medusa Spar LLC	6	289	124	386
Net income available to common shares	$3,799	$19,877	$4,287	$24,041

Net income per common share:
Basic	$0.10	$0.51	$0.11	$0.66
Diluted	$0.09	$0.50	$0.11	$0.65

Shares used in computing net income per common share:
Basic	39,399	39,225	39,375	36,485
Diluted	40,155	39,844	40,204	37,191

Callon Petroleum Company
Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$4,287	$24,041
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation, depletion and amortization	24,676	23,203
Accretion expense	1,135	1,198
Non-cash gain on acquired assets	—	(3,688)
Amortization of non-cash debt related items	225	218
Amortization of deferred credit	(1,538)	(1,583)
Non-cash gain on early extinguishment of debt	(1,366)	(1,942)
Equity in earnings of Medusa Spar LLC	(124)	(386)
Deferred income tax expense	1,754	8,186
Valuation allowance	—	(12,158)
Non-cash derivative income due to hedge ineffectiveness	(322)	(33)
Non-cash unrealized gain on mark-to-market derivative instruments, net	(3,575)	—
Non-cash charge related to compensation plans	1,512	1,239
Payments to settle asset retirement obligations	(1,029)	(1,288)
Changes in current assets and liabilities:
Accounts receivable	(2,036)	(7,909)
Other current assets	63	572
Current liabilities	4,756	1,353
Change in natural gas balancing receivable	(95)	187
Change in natural gas balancing payable	(17)	(52)
Change in other long-term liabilities	—	100
Change in other assets, net	(865)	(300)
Cash provided by operating activities	$27,441	$30,958

Cash flows from investing activities:
Capital expenditures	(72,538)	(42,018)
Investment in restricted assets for plugging and abandonment	—	(75)
Proceeds from sale of mineral interest and equipment	522	6,417
Distribution from Medusa Spar LLC	1,120	597
Cash used in investing activities	$(70,896)	$(35,079)

Cash flows from financing activities:
Draw on senior secured credit facility	10,000	—
Redemption of 13% senior notes	(10,225)	(35,062)
Issuance of common stock	—	73,765
Equity issued related to employee stock plans	(2)	—
Cash (used in) provided by financing activities	$(227)	$38,703

Net change in cash and cash equivalents	(43,682)	34,582
Beginning of period cash and cash equivalents	43,795	17,436
End of period cash and cash equivalents	$113	$52,018

Callon Petroleum Company is engaged in the acquisition, development, exploration and operation of oil and gas properties in Texas, Louisiana and the offshore waters of the Gulf of Mexico.
This news release is posted on the Company`s website at www.callon.com and will be archived there for subsequent review. It can be accessed from the "News Releases" link on the top of the homepage.
This news release contains projections forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements regarding our reserves as well as statements including the words "believe," "expect," "plans" and words of similar meaning. These projections and statements reflect the Company`s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K, available on our website or the SEC`s website at www.sec.gov.
For further information contact
Rodger W. Smith, 1-800-451-1294